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EXHIBIT 24.1

PEC SOLUTIONS, INC.

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of PEC Solutions, Inc., a Delaware corporation, constitute and appoint David C. Karlgaard and Nancy A. Spangler, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as directors and officers of PEC Solutions, Inc., a Registration Statement on Form S-8 (or other appropriate form) to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and any amendment or supplement to such Registration Statement relating to the sale of Common Stock under the 2000 Stock Incentive Plan. We hereby confirm all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

Signature	Title	Date
/s/ DAVID C. KARLGAARD David C. Karlgaard, Ph.D.	President, Chief Executive Officer and Chairman of the Board Of Directors (Principal Executive Officer)	May 15, 2003
/s/ STUART R. LLOYD Stuart R. Lloyd	Chief Financial Officer, Senior Vice President and Director (Principal Financial and Accounting Officer)	May 15, 2003
/s/ R. JERRY GROSSMAN R. Jerry Grossman	Director	May 15, 2003
/s/ B. GARY DANDO B. Gary Dando	Director	May 15, 2003
/s/ PAUL G. RICE Paul G. Rice	Director	May 15, 2003
/s/ FRANK J. CARR Frank J. Carr	Director	May 15, 2003
/s/ ZIMRI C. PUTNEY Zimri C. Putney	Director	May 15, 2003
/s/ ALAN H. HARBITTER Alan H. Harbitter, Ph.D.	Director	May 15, 2003
/s/ JOHN W. MELCHNER John W. Melchner	Director	May 15, 2003

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  EXHIBIT 24.1
PEC SOLUTIONS, INC. POWER OF ATTORNEY